EXHIBIT 99.1
Upland Software Reports First Quarter 2022 Financial Results
May 4, 2022, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the first quarter 2022 and issued guidance for its second quarter and full year of 2022.

First Quarter 2022 Financial Highlights

•Total revenue was $78.7 million, an increase of 6% from $74.0 million in the first quarter of 2021.
•Subscription and support revenue was $73.6 million, an increase of 4% from $70.7 million in the first quarter of 2021.
•GAAP net loss was $22.8 million, or a loss of $0.73 cents per share, compared to a GAAP net loss of $20.7 million, or a loss of $0.69 cents per share, in the first quarter of 2021.
•Adjusted EBITDA was $23.4 million, or 30% of total revenue, compared to $22.8 million, or 31% of total revenue, in the first quarter of 2021.
•GAAP operating cash flow was $8.2 million, compared to GAAP operating cash flow of $12.5 million in the first quarter of 2021. Free cash flow was $8.0 million, compared to free cash flow of $12.2 million in the first quarter of 2021.
•Cash on hand as of the end of the first quarter of 2022 was $130.4 million.

"We had a strong Q1, beating our guidance midpoints on revenue and Adjusted EBITDA, and outperforming our targets on operating and free cash flow," said Jack McDonald, Upland's chairman and chief executive officer. “In addition, we announced two strategic and accretive acquisitions in our Document Workflow product family, BA Insight and Objectif Lune,” he added. “Finally, we announced major new releases for a host of products and opened our new Center of Excellence development operation in India, providing a cornerstone for our multi-market global product development capability.”

First Quarter Business Highlights

•We expanded relationships with 280 existing customers, 49 of which were major expansions. We also welcomed 120 new customers to Upland in the first quarter, including 25 new major customers.
•Kapost announced new functionality to support dynamic content creation processes, cross-functional collaboration, and revenue team enablement for the most complex B2B marketing organizations.
•We delivered a major new release for Upland Mobile Messaging as we moved the product onto the Snowflake database, dramatically improving product performance and scalability.
•AccuRoute further cemented its position as a bridge between customers' on-premise applications and cloud solutions with expanded integrations to popular MFP and EMR offerings, and launched new Machine Learning capabilities to improve data collection and the overall user experience.
•Altify was included in Forrester’s New Tech: Account-Based Sales Technologies, Q1 2022 report which provides an overview of account-based selling technologies.
•FileBound was recognized as a gold medalist and leader in the 2021 Enterprise Content Management Data Quadrant Report from SoftwareReviews for its document management and workflow automation capabilities.
•Upland announced the opening of our first Center of Excellence located in India, which further leverages our offshore operating model. This operation will serve as Upland's global R&D cornerstone.

Business Outlook

For the quarter ending June 30, 2022, Upland expects reported total revenue to be between $77.5 and $81.5 million, including subscription and support revenue between $72.7 and $76.3 million, for growth in total revenue of 4% at the mid-point over the quarter-ended June 30, 2021. Second quarter 2022 Adjusted EBITDA is expected to be between $23.4 and $25.4 million, for an Adjusted EBITDA margin of 31% at the mid-point. This Adjusted EBITDA guide at the mid-point is an increase of 3% from the quarter-ended June 30, 2021.

For the full year ending December 31, 2022, Upland expects reported total revenue to be between $313.0 and $329.0 million, including subscription and support revenue between $293.1 and $307.5 million, for growth in total revenue of 6% at the mid-point over the year ended December 31, 2021. Full year 2022 Adjusted EBITDA is expected to be between $95.0 and $103.0 million, for an Adjusted EBITDA margin of 31% at the mid-point. This Adjusted EBITDA guide at the midpoint is an increase of 2% over the year ended December 31, 2021.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-844-200-6205 in the United States or +1-929-526-1599 if outside the United States. Attendees will need to use access code 439403 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,800+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$73,627	$70,653
Perpetual license	1,778	352
Total product revenue	75,405	71,005
Professional services	3,311	2,964
Total revenue	78,716	73,969
Cost of revenue:
Subscription and support	22,069	22,682
Professional services and other	2,686	1,745
Total cost of revenue	24,755	24,427
Gross profit	53,961	49,542
Operating expenses:
Sales and marketing	15,593	12,432
Research and development	12,067	10,940
General and administrative	19,614	24,369
Depreciation and amortization	11,051	9,743
Acquisition-related expenses	10,413	9,586
Total operating expenses	68,738	67,070
Income (loss) from operations	(14,777)	(17,528)
Other expense:
Interest expense, net	(7,762)	(7,787)
Other income (expense), net	(418)	237
Total other expense	(8,180)	(7,550)
Loss before benefit from income taxes	(22,957)	(25,078)
Benefit from income taxes	126	4,394
Net loss	$(22,831)	$(20,684)
Net loss per common share, basic and diluted	$(0.73)	$(0.69)
Weighted-average common shares outstanding, basic and diluted	31,163,273	29,970,050

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$130,443	$189,158
Accounts receivable, net of allowance	48,725	50,499
Deferred commissions, current	10,169	9,824
Unbilled receivables	5,356	4,801
Prepaid expenses and other current assets	15,017	8,709
Total current assets	209,710	262,991
Tax credits receivable	3,388	3,345
Property and equipment, net	2,544	2,667
Operating lease right-of-use asset	6,932	6,454
Intangible assets, net	300,436	279,920
Goodwill	505,246	457,472
Deferred commissions, noncurrent	15,418	14,808
Interest rate swap assets	17,803	—
Other assets	1,284	1,350
Total assets	$1,062,761	$1,029,007
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,478	$20,362
Accrued compensation	11,664	9,829
Accrued expenses and other current liabilities	15,612	9,086
Deferred revenue	114,498	102,847
Liabilities due to sellers of businesses	12,342	7,607
Operating lease liabilities, current	4,021	3,546
Current maturities of notes payable	3,166	3,167
Total current liabilities	179,781	156,444
Notes payable, less current maturities	514,366	515,163
Deferred revenue, noncurrent	4,514	2,058
Operating lease liabilities, noncurrent	7,331	6,773
Noncurrent deferred tax liability, net	27,133	22,793
Interest rate swap liabilities	—	8,409
Other long-term liabilities	1,052	1,079
Total liabilities	734,177	712,719
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	579,638	568,384
Accumulated other comprehensive income (loss)	12,359	(11,514)
Accumulated deficit	(263,416)	(240,585)
Total stockholders’ equity	328,584	316,288
Total liabilities and stockholders’ equity	$1,062,761	$1,029,007

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Operating activities
Net loss	$(22,831)	$(20,684)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,262	12,468
Change in fair value of liabilities due to sellers of businesses	(75)	—
Deferred income taxes	(1,341)	(5,340)
Amortization of deferred costs	2,896	1,767
Foreign currency re-measurement loss	—	14
Non-cash interest and other expense	555	554
Non-cash stock compensation expense	11,619	17,824
Non-cash loss on retirement of fixed assets	—	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	9,182	3,575
Prepaid expenses and other current assets	1,787	(1,015)
Accounts payable	(4,145)	4,540
Accrued expenses and other liabilities	(4,790)	(1,776)
Deferred revenue	1,103	576
Net cash provided by operating activities	8,222	12,503
Investing activities
Purchase of property and equipment	(176)	(282)
Purchase business combinations, net of cash acquired	(62,333)	(72,618)
Net cash used in investing activities	(62,509)	(72,900)
Financing activities
Payments on finance leases	—	(4)
Proceeds from notes payable, net of issuance costs	(3)	—
Payments on notes payable	(1,350)	(1,350)
Taxes paid related to net share settlement of equity awards	(547)	—
Issuance of common stock, net of issuance costs	182	1
Additional consideration paid to sellers of businesses	(2,493)	(742)
Net cash used in financing activities	(4,211)	(2,095)
Effect of exchange rate fluctuations on cash	(217)	(865)
Change in cash and cash equivalents	(58,715)	(63,357)
Cash and cash equivalents, beginning of period	189,158	250,029
Cash and cash equivalents, end of period	$130,443	$186,672

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(22,831)	$(20,684)
Add:
Depreciation and amortization expense	14,262	12,468
Interest expense, net	7,762	7,787
Other expense (income), net	418	(237)
Benefit from income taxes	(126)	(4,394)
Stock-based compensation expense	11,619	17,824
Acquisition-related expense	10,413	9,586
Purchase accounting deferred revenue discount	1,929	494
Adjusted EBITDA	$23,446	$22,844

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net loss to non-GAAP net income:
Net loss	$(22,831)	$(20,684)
Add:
Stock-based compensation expense	11,619	17,824
Amortization of purchased intangibles	13,825	12,013
Amortization of debt discount	555	554
Acquisition-related expense	10,413	9,586
Purchase accounting deferred revenue discount	1,929	494
Tax effect of adjustments above	(2,603)	(1,314)
Non-GAAP net income	$12,907	$18,473

Weighted average ordinary shares outstanding, basic	31,163,273	29,970,050
Weighted average ordinary shares outstanding, diluted	31,324,492	30,589,272
Non-GAAP earnings per share, basic	$0.41	$0.62
Non-GAAP earnings per share, diluted	$0.41	$0.60

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$8,222	$12,503
Less: Purchase of Property and Equipment	(176)	(282)
Free Cash Flow	$8,046	$12,221

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$402	$442
Research and development	748	714
Sales and marketing	1,474	1,137
General and administrative	8,995	15,531
Total	$11,619	$17,824

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Depreciation:
Cost of revenue	$2	$11
Operating expense	435	444
Total	$437	$455

Amortization:
Cost of revenue	$3,209	$2,714
Operating expense	10,616	9,299
Total	$13,825	$12,013